SEPARATION AGREEMENT AND MUTUAL RELEASE OF ALL CLAIMS THIS SEPARATION AGREEMENT AND MUTUAL RELEASE OF ALL CLAJMS (“Agreement”) is entered into by and between D. Scott Sheldon (“Sheldon”) whose address is 43K Las Vegas, Nevada 8913] and Allegiant Travel Company, a Nevada corporation (the “Company”) located at 1201 N. Town Center Drive, Las Vegas, Nevada 89144. Whenever used herein, the term “Company” shall include Allegiant Travel Company and any of its prior, present or future affiliated entities. WHEREAS, Sheldon currently serves as the President and Chief Operating Officer of Allegiant Travel Company; WHEREAS, Sheldon has resigned fi'om his employment with the Company effective as of April 1, 2023 (the “Severance Date” ; and NOW, THEREFORE, for and in consideration of the compensation and payments to Sheldon described herein and other good and valuable consideration, the receipt, sufficiency, and adequacy of which are hereby acknowledged by the parties, and in further consideration of the mutual promises and benefits flowing between the parties hereto, the parties hereby agree as follows: 1. Employment Separation. The parties acknowledge that Sheldon’s employment relationship with the Company shall be severed as of the Severance Date. Effective as of the Severance Date, Sheldon hereby resigns any position he may hold: (i) as an officer or director of Allegiant Travel Company; (ii) as an officer, director or manager of any direct or indirect subsidiary of Allegiant Travel Company; and (iii) as a member of any committee on which he serves for the Company. The Amended and Restated Employment Agreement dated as of August 1, 2022 between the Company and Sheldon (the “Employment Agreement”) shall be terminated as of January 31, 2023. Sheldon shall be relieved from all duties for the Company as of the date hereof. 2 . Severance Compensation and Benefits. (a) Sheldon shall continue to receive his cash base salary and fringe benefits under the Employment Agreement between the date of this Agreement and January 3 1, 2023. (b) The Company hereby agrees to pay Sheldon the cash sum of $980,000 on or before April 30, 2023 . Such payment shall be subject to all required withholdings and authorized payroll deductions. Sheldon shall not be entitled to any additional amounts for bonus, paid time off or otherwise, except as specifically provided for in this Agreement. Sheldon agrees to be solely responsible for any tax owing on said payments and any other compensation payable to him hereunder, and agrees to defend and indemnify the Company fiom any claim made by any taxing authority on said amounts. (0) As of April 3, 2023, Sheldon shall be entitled to the following with respect to unvested restricted stock currently held by him and stock grants committed to him but not yet granted under the terms of the Employment Agreement: (i) 7,624 shares of unvested restricted stock granted to Sheldon as of August 1, 2021 shall be fully vested; (ii) o f the 17,876 shares of Exhibit 10.1 restricted stock granted to Sheldon as of August 1, 2022, 11,918 shares shall become vested (the remaining 5,958 shares shall be forfeited); and (iii) an additional 38,082 shares of stock shall be issued to Sheldon under the Company’s 2022 Long-term Incentive Plan and shall be immediately vested, representing a portion of the shares that would have been granted to Sheldon under his Employment Agreement during 2023. Sheldon understands that a portion of the shares vested may be withheld to satisfy the Company’s withholding tax obligations. The provisions in this paragraph (b) represent all of the equity compensation to which Sheldon may be entitled under the Employment Agreement or otherwise. All stock options and all other stock grants to which Sheldon is entitled or may have become entitled under the Employment Agreement shall be cancelled and forfeited as of the Severance Date. (d) Sheldon shall be entitled to elect COBRA continuing health coverage on the same terms as available to any other terminated employees. The Company shall pay the premiums for such coverage, or reimburse Sheldon, for coverage through December 31, 2023. (e) Lifetime Positive Space Travel. In recognition of Sheldon’s service in a senior management role for the Company for many years, the following benefit is provided. During his lifetime, Sheldon shall be entitled to passes for air travel on the flights of the Company (and any successor-in-interest to the Company) for Sheldon plus one other individual (to be designated in accordance with Company administrative rules) on a positive space basis at no cost to Sheldon. (d) Sheldon hereby acknowledges that except as expressly set out in this Agreement, he has heretofore received all compensation to which he was entitled pursuant to his employment with the Company and under the Employment Agreement for all periods through and including the Severance Date and that no additional compensation or benefits are due with respect to Sheldon’s employment or with respect to the termination of his employment. 3. Unemployment Compensation Claim. The Company agrees that it will not contest any claim for unemployment compensation filed by Sheldon. 4. Restrictive Aggements. A. For purposes of this Item, the following terms and provisions shall have the following meanings: (i) “Prohibited Time Period” shall mean the period beginning on the date of execution hereof and ending on the date that is twelve (12) months after the date hereof. (ii) “Prohibited Party” shall mean all travel partners of the Company who (a) have contracted for regular chartered air service with the Company since January 1, 2022, or (b) whose services are sold by the Company to produce ancillary third party revenue (such as Enterprise Rent-a-Car), or (0) have been solicited as potential travel partners of the Company at a meeting held at any time between January 1, 2022 and the date of this Agreement (such as Viva Aerobus). (vi) “Prohibited Employee” means any employee, independent contractor or consultant of the Company who worked for the Company at any time between July 1, 2022 and the date of this Agreement; provided, however, that the term “Prohibited Employee” shall not include any employee who had not been employed by the Company Within the one (1) - 2 -

year period immediately preceding the date contacted by Sheldon for subsequent employment. B. Sheldon covenants and agrees that during the Prohibited Time Period, he shall not, for any reason, directly or indirectly (whether as officer, director, consultant, employee, representative, agent, partner, owner, stockholder or otherwise), (i) solicit charter air services fi'om, or market charter air services to, any Prohibited Party, or (ii) enter into a transaction with a Prohibited Party as a result o f which the Prohibited Party does, or is likely to, reduce the amount of business between the Prohibited Party and the Company. C. Sheldon agrees that during the Prohibited Time Period, he shall not, for any reason, without the prior written consent o f the Company, on his own behalf or in the service or on behalf o f others, hire any Prohibited Employee or request or induce any Prohibited Employee to terminate that person’s employment or relationship with the Company or to accept employment with any other person. D. The parties agree that: (i) the covenants and agreements of Sheldon contained in this Item are reasonably necessary to protect the interests of the Company in whose favor said covenants and agreements are imposed in light o f the nature of the Company’s business and Sheldon’s professional involvement in such business; (ii) the restrictions imposed by this Item are not greater than are necessary for the protection of the Company in light of the substantial harm that the Company will suffer should Sheldon breach any of the provisions of said covenants or agreements; (iii) the covenants and agreements of Sheldon contained in this Item served as a material inducement for the Company to enter into this Agreement; and (iv) the period of restriction referred to in this Item is fair and reasonably required for the protection of the Company. B. Sheldon acknowledges that a material breach by Sheldon of any part of this Item will result in irreparable and continuing damage to the Company and any material breach or threatened breach of the covenants provided in this Item shall be subject to specific performance by temporary as well as permanent injunction or any other equitable remedies of any court o f competent jurisdiction. F. The covenants and agreements on the part of Sheldon contained in this Item shall be construed as agreements independent of any other agreement between Sheldon and the Company. The existence of any claim or cause of action of Sheldon against the Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Company of each of such covenants and agreements or otherwise affect the remedies to which the Company is entitled hereunder. G. If the provisions of this Item 4 should ever be adjudicated to exceed the time or other limitations permitted by applicable law in any jurisdiction, then such provisions shall be deemed reformed in such jurisdiction to the maximum time, geographic or other limitation permitted by applicable law. 5 . Indemnification. (a) The Company agrees to indemnify and hold harmless Sheldon and his legal representatives, heirs, successors and assigns (the “Sheldon Indemnitees”) from and against any and all actions, suits, judgments, liens, losses, costs, expenses, claims, demands, and liabilities o f any type or description (including reasonable attorneys’ fees) which the Sheldon Indemnitees may incur or suffer as a result of or in any way attributable to actions taken by Sheldon - 3 -

within the scope of his employment as an officer, employee, or agent of the Company except that this indemnification shall not apply to any matter covered by paragraph (b) below. (b) Sheldon agrees to indemnify and hold harmless the Company and its agents, officers, directors, managers, shareholders, employees, legal representatives, successors and assigns (the “Company Indemnitees”) from and against any and all actions, suits, judgments, liens, losses, costs, expenses, claims, demands, and liabilities of any type or description (including reasonable attorneys’ fees) which the Company Indemnitees may incur or suffer as a result of Sheldon’s fraud, actions taken by him to the extent not authorized by the Company, illegal acts or sexual or other statutorily-prohibited harassment (referred to as “Improper Acts”). 6 . Mutual Release. (a) Except as provided for in Section 5, in return for the payments made and benefits to be extended to Sheldon pursuant to this Agreement and other good and valuable consideration, which Sheldon expressly acknowledges that he would not otherwise be entitled to receive, Sheldon does hereby unconditionally release the Company from any and all actions, claims, suits, rights, liabilities, or demands of any kind or nature (each such action, claim, suit, right, liability or demand being hereinafter individually referred to as a “Claim” and collectively referred to as “Claims”) that Sheldon has ever had or might hereafter claim to have against the Company, including, but not limited to: (i) any and all claims in connection with (A) Sheldon’s employment relationship with the Company, (B) the terms and conditions of such employment relationship (including compensation and benefits), or (C) the ending of such employment relationship and the surrounding circumstances thereof, and (ii) any and all claims arising pursuant to any law, constitution, regulation, or any statute or common law theory, whether in tort, contract, equity, or otherwise. Without limiting the generality of the foregoing, Sheldon specifically releases, acquits, discharges, and agrees to hold the Company harmless fiom and against any and all Claims (i) arising under the Fair Labor Standards Act; the Civil Rights Acts of 1866, 1964, and 1991; the Age Discrimination in Employment Act; the Older Worker Benefit Protection Act; the Americans with Disabilities Act; the Family and Medical Leave Act; the fair employment practice laws of any state (which acts and laws prohibit discrimination based upon race, religion, sex, national origin, color, age, handicap, and disability); the Employee Retirement Income Security Act of 1974, as amended: the Immigration Reform and Control Act, as amended; the Workers Adjustment and Retraining Notification Act, as amended; the Occupational Safety and Health Act, as amended; and any state or local minimum wage or equal pay law, regulation or ordinance; or (ii) arising under federal, state, or local laws or regulations, or any common law theories of recovery. This Agreement shall not apply to rights or claims that may arise after the Severance Date, nor shall any provision of this Agreement be interpreted to waive, release, or extinguish any rights that by express and unequivocal terms of law may not under any circumstances be waived, released, or extinguished. Sheldon further agrees not to sue or to authorize anyone else to file a lawsuit on his behalf against the Company for any reason, and not to become a member of any class suing the Company. If Sheldon files any action, suit, or proceeding with respect to any Claim released by him herein (or if a Claim so released is filed on Sheldon’s behalf by another person), Sheldon agrees to indemnify the Company against any damages or judgments arising therefiom, including, but not limited to, expenses of litigation and attorneys’ fees incurred by the Company with respect to any such action, suit, or proceeding. Further, Sheldon agrees that a mandatory prerequisite to asserting any claim settled or released under this Agreement is the return of all payments and compensation made pursuant to this Agreement and all other consideration received by him in connection herewith. - 4 -

(b) Allegiant Travel Company (on behalf of itself and its subsidiaries) hereby unconditionally releases, acquits, discharges, and agrees to hold Sheldon harmless fi'om and against any and all Claims that it has ever had or might hereafter claim to have had against Sheldon as of the date of this Agreement except for: (i) any claims resulting fi'om Sheldon’s Improper Acts, (ii) the restrictive covenants and confidential information restrictions included into this Agreement, and (iii) other obligations under this Agreement. If the Company files any action, suit, or proceeding with respect to any Claim released by it herein (or if a Claim so released is filed on its behalf by another person), the Company agrees to indemnify Sheldon against any damages or judgments arising therefrom, including, but not limited to, expenses of litigation and attomeys’ fees incurred by Sheldon with respect to any such action, suit, or proceeding. 7 . Nondisclosure of Confidential Information. A. During the period beginning on the execution date of this Agreement and ending on the fifih (5th) anniversary of the Severance Date, Sheldon agrees that he shall not, except with the prior written consent of the Company, for his own benefit or for the benefit of any other person or entity: (i) directly or indirectly disclose, reveal, report, duplicate or transfer any Confidential Information to any other person or entity outside of the Company; (ii) directly or indirectly aid, encourage, direct or allow any other person or entity outside of the Company to gain possession of or access to Confidential Information; (iii) directly or indirectly copy or reproduce Confidential Information; or (iv) directly or indirectly use, sell or exploit any Confidential Information or aid, encourage, direct or allow any other person or entity to use, sell or exploit any Confidential Information. This covenant shall not apply to any Confidential Information now or hereafter voluntarily disseminated by the Company to the public, or which otherwise has become part of the public domain through means other than a breach of Sheldon’s duty of confidentiality hereunder. “Confidential Information”, for purposes of this Agreement, shall mean information of the Company that constitutes a trade secret or confidential information under Nevada law and shall include, but not be limited to, all relevant information (whether or not reduced to writing and in any and all stages of development), concerning the Company and its services, plans, business practices, methods of operation, financial information, names or lists of names of employees, contractors, suppliers and customers, employee compensation and benefits, other personal employee information, interpretations, surveys, forecasts, marketing plans, development plans, notes, reports, market analyses, specialized software and databases and other information related to suppliers and customers; together with any and all extracts, summaries and photo, electronic or other copies or reproductions, in whole or in part, stored in whatever medium. Confidential Information also includes business information of the Company now known by Sheldon, or in Sheldon’s possession, or hereafter learned or acquired by Sheldon that derives economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by other persons who can obtain economic value from its disclosure or use. Confidential Information may be written or oral, expressed in electronic media or otherwise disclosed, and may b e tangible or intangible. Confidential Information also includes any - 5 -

information made available to the Company by its customers or other third parties and which the Company is obligated to keep confidential. Sheldon acknowledges that the Confidential Information is secret, confidential and proprietary to the Company and has been disclosed to and/or obtained by Sheldon in confidence and trust for the sole purpose of using the same for the sole benefit of the Company. B. Sheldon hereby acknowledges and agrees that (i) the Company has expended considerable and substantial time, effort and capital resources to develop the Confidential Information, (ii) the Confidential Information is innovative and must receive confidential treatment to protect the Company's competitive position in the market and the Company's proprietary interest therein from irreparable damage, (iii) Sheldon, by virtue of his relationship with the Company, has had access to the Confidential Information, and (iv) the Confidential Information and all physical embodiments or other repositories of the same shall be and at all times remain the sole and exclusive property of the Company. C. Since irreparable harm will otherwise result to the Company in the event of a breach or threatened breach by Sheldon o f the provisions of Item 7A, the Company shall be entitled to an injunction restraining Sheldon fiom disclosing, in whole or in part, any Confidential Information, or from rendering any services to any person, firm, company, association or other entity to whom such Confidential Information, in whole or in part, has been disclosed or is threatened to be disclosed. Sheldon waives any requirement for the Company to post a bond or prove actual economic damage prior to seeking injunctive relief. 8. Nondisparagement/Noninterference. Sheldon hereby covenants and agrees at all times hereafter not to make or cause to be made by anyone under his control or influence any statements that disparage, are inimical to or damage the business reputation of the Company or any of the officers, directors or employees of the Company. Sheldon further agrees not to at any time afier the date hereof access the computer systems or websites of the Company. From and after the date hereof, Sheldon agrees not to take any action likely to interfere with the operation of the Company’s business. Allegiant Travel Company, on behalf of itself and its subsidiaries, hereby covenants and agrees at all times hereafter not to make or cause to be made any statements that disparage, are inimical to or damage the business reputation of Sheldon. In the event that any such communication is made to anyone, including but not limited to the media, public interest groups and publishing companies, it will be considered a material breach of the terms of this Agreement. 9 . Release of Attomev’s Fees. Specifically included in this release by Sheldon of the Company is any claim for attorney’s fees or costs. If any attorney’s fees or costs are owed to any attorney or law firm in connection with the matters encompassed within this Agreement, Sheldon acknowledges that he is solely liable for such fees and costs, and he unconditionally releases and discharges the Company from any claim for attomey’s fees and costs. 10. Waiver of Claims for Future Consequences of Prior Events. Sheldon understands and acknowledges that this Agreement does not waive any rights or Claims arising from events occuning after the Severance Date, but that the waiver included in this Agreement does include Claims arising from future consequences of events which occurred before the signing of this Agreement. 11. Review Period. Sheldon acknowledges that, at the time he was given this Agreement, he was advised that he could review and consider it for up to twenty-one (21) days before - 6 -

signn it and that he should consult with an attorney before signing it. By signing this Agreement, Sheldon acknowledges that he has used as much of this twenty-one (21) day consideration period as he wishes and that he waives any time remaining. Sheldon understands that he may revoke this Agreement within seven days of the date of his signing, as indicated below, by delivering a written notice of revocation to John Redmond, 1201 N. Town Center Drive, Las Vegas, Nevada 89144. For a revocation of this Agreement to be effective, it must be received by the Company no later than the close of business on the seventh day afier Sheldon signs this Agreement. Sheldon further understands that if he revokes this Agreement, it will not be effective, and he will not receive any of the benefits described in this Agreement or other benefits promised to him in connection with this Agreement. To the extent Sheldon receives any such benefit prior to revoking this Agreement, he shall return such benefit to the Company within one business day of said revocation without ofi‘set of any kind. 12. Compromise Aggement. Sheldon acknowledges that the Company specifically denies that it has violated any statute, regulation, contract, or other legal duty governing its relationship with Sheldon. The parties acknowledge that this Agreement is for the compromise of potential and disputed claims and that the consideration provided in support of this Agreement are not and shall not be construed as an admission of liability by any party to any other party. 13. No Incitement of Actions. Sheldon and the Company represent, warrant, and agree that they will not induce or incite actions, suits, claims, or proceedings claiming discrimination, wrongful discharge, or any other actions, suits, claims, or proceedings against each other by any other person or employee. 14. Availability. Sheldon promises to make himself reasonably available to assist the Company but only upon the Company’s request regarding: (i) any current or future litigation or regulatory proceedings related to matters or claims of which he may have factual knowledge and as to which the Company has agreed to indemnify him pursuant to Section 5(a) o f this Agreement, and (ii) the transitioning of his responsibilities to others at the Company. In this regard, Sheldon agrees for no additional compensation to provide information or assistance to the Company, assist in and provide information for responses to pleadings and discovery, and assist in, prepare for, and provide testimony at depositions, trial, or at any other proceeding. Sheldon further agrees that he will neither volunteer his testimony nor provide any other voluntary assistance to any party adverse to the Company, regardless of whether the claim asserted by such adverse party is one as to which the Company has indemnified Sheldon in Section 5(a) of this Agreement. 15. Waiver of Reinstatement. As additional consideration for the payments to be made to and on behalf o f Sheldon as recited herein (and in particular, the consideration set forth in Section 2 above) and other consideration received by Sheldon, Sheldon agrees that he waives all claims for reinstatement and, further agrees that he will not knowingly seek employment in the future with any of the corporations or companies comprising the Company. 16. Return of Propgy. Sheldon agrees to return all Company property in his possession no later than January 31, 2023; provided, however, that Sheldon shall be entitled to retain his Allegiant laptop after the Company has the opportunity to erase all Company data therefrom. Such property to be returned includes any company-issued keys, badges, Company credit cards, all copies of the Company’s business model and assumptions (including electronic copies which must be destroyed immediately), all business documents, printouts, photographs, and any other record or document relating to the Company and its business and including Company email. Further, Sheldon - 7 -

agrees not to take, procure, photocopy, or copy any property of the Company unless specifically approved by the Senior Counsel of the Company. From and after the date hereof, Sheldon agrees he will not seek to access the Company’s computer system or password protected information therein. Sheldon hereby assigns to the Company any intellectual property rights to property that may have been developed as part of his employment with the Company. 17. Social Media and Professional Networm Website Updates. Within ten (10) days following the Severance Date, Sheldon agrees to update any and all of his social media websites or webpages (e.g., including F acebook, etc.) and/or professional networking websites or webpages (e.g., LinkedIn, etc.) to reflect he is no longer employed by the Company. 18. Further Assurances. At any time and fi'om time to time after the date of this Agreement, upon request of any party hereto and without the payment of any further consideration, another party hereto shall duly execute, acknowledge and deliver all such fiirther assignments, conveyances and other instruments of transfer and other documents, and will take such other action, consistent with the terms of this Agreement, as reasonably may be requested for the purposes of effecting the transactions contemplated hereby. 19. Rit to Have Legal Counsel. By executing this Agreement, Sheldon acknowledges and agrees that he has had the opportunity to be represented by counsel in this matter, that he has read this Agreement, that he has discussed fully with counsel the terms and the legal significance of this Agreement to the extent he desired to do so, and that he fi'eely entered into this Agreement. Release of the Company is made Without reliance upon any statement or representation of the Company except those contained in this Agreement. 20. Entire Agreement. This Agreement contains the entire agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect to the subject matter hereof, and there are no written or oral terms or representations made by any party other than those made herein. No amendment or modification of this Agreement shall be valid or binding unless made in writing and duly executed by each of the parties hereto. Sheldon acknowledges that he has read and understood this Agreement and that he has been given a copy hereof for his personal use and records. 21. Notices. All notices which may or are required to be given pursuant to this Agreement shall be (i) either delivered in person or sent via certified mail, return receipt requested, and (ii) addressed to the party to whom sent or given at the address set forth on the first page hereof or to such other address as any party hereto may have given to the other party hereto in such manner. No notice sent to the Company will be deemed duly and validly given unless sent to the attention of Robert Goldberg, Senior Counsel. If delivered, such notice shall be deemed given when received; if mailed, such notice shall be deemed made or given five days after such notice has been mailed as provided above. 22. Governing Law; Jurisdiction. This Agreement and the rights and obligations of the parties hereunder shall be governed by the laws of the State of Nevada. The parties hereby waive any plea or defense of venue or jurisdiction as not being a resident of the State of Nevada, and hereby specifically agree that any action brought by either party to this Agreement must be instituted and prosecuted only in the state courts located in Clark County, Nevada, or in the United States District Court for the District of Nevada.

23. Waiver. No delay or failure by any party in exercising any of its rights, remedies, powers, or privileges hereunder, at law or in equity, and no course of dealing between the Company and Sheldon or any other person shall be deemed to be a waiver by any party of any such rights, remedies, powers, or privileges, even if such delay or failure is continuous or repeated, nor shall any single or partial exercise of any right, remedy, power, or privilege preclude any other or further exercise thereof by any party or the exercise of any other right, remedy, power, or privilege by such party. 24. Severabiligg of Provisions. Every portion of this Agreement is intended to be severable. Whenever possible, each such provision shall be interpreted in such manner as to be valid and enforceable under applicable law. In the event any of the provisions of this Agreement should ever be deemed to exceed the time, scope, or geographic limitations permitted by applicable law, then such provisions shall be reformed to the maximum time, scope, and geographic limitations permitted by such law so as to be enforceable. Further, if any provision of this Agreement shall be prohibited by or invalid under applicable law and not subject to such reformation, such provision shall be deemed severed herefi'om and shall be unenforceable to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement. 25. Interpretation. The item headings contained in this Agreement are for convenience only and shall in no manner be construed as a part of this Agreement. No provision of this Agreement will be interpreted in favor of, or against, any of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to Which any such provision is inconsistent with any prior draft hereof or thereof. 26. Counterparts; Delivery of Signatures. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which taken together shall be deemed to constitute one and the same instrument. Signature pages to this Agreement may be delivered by fax or in pdf format, which shall evidence such party’s acceptance of the terms of this Agreement. Any party which delivers a signature page by facsimile or in pdf format shall promptly thereafter deliver an originally executed signature to the other party; provided, however, that the failure to deliver an original signature page shall not affect the validity of any signature delivered by facsimile or pdf.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date last indicated below. D . sat Sheldon Date W l / ‘7, 0 / 2.07,; . / Date ' By: w ‘ 24 z ; nae; FMEGLM— ’. Cm A T C r GLeG /4~“9¢"“5""" 0 7 3 W : $7 flaw“ I [So [/27 U 7 / 7 1 " - 1 0 -